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                                                                   EXHIBIT 10.73

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of the 26/th/ day of February, 2001, by and between ICG Communications, Inc. ("Employer" or the "Company") and John Colgan ("Employee").

                                R E C I T A L S

     WHEREAS, the Company desires to employ Employee as provided herein; and

     WHEREAS, Employee desires to be employed by Employer as provided herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1.   Employment.  The Company agrees to employ Employee and Employee
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hereby agrees to be employed on a full-time basis by the Company or by such of its subsidiary or affiliate corporations as determined by the Company in such position as is mutually agreed, for the period and upon the terms and conditions hereinafter set forth.

     2.   Duties.  During his employment, Employee shall perform the duties
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and bear the responsibilities commensurate with his position and shall serve the
Employer faithfully and to the best of his ability. Employee shall devote 100% of his working time to carrying out his obligations hereunder.

     3.   Compensation and Benefits.
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          3.1  The Company shall pay Employee during the Term of this Agreement an annual base salary, payable bi-weekly. The annual base salary will initially be One-Hundred Ninety Thousand Dollars ($190,000.00).

          3.2 In addition to salary payments as provided above, the Company will provide Employee with the benefits of such insurance plans, hospitalization plans, and other benefits as shall be generally provided to employees of the Company at his level and for which Employee may be eligible under the terms and conditions thereof, until this Agreement is terminated.

          3.3 The Company will reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the business of the Company and the performance of his duties under this Agreement, upon presentation to the Company by Employee of an itemized accounting of such expenses with reasonable supporting data, until this Agreement is terminated.

          3.4 If Employee becomes disabled, Employee will be entitled to all benefits provided under any disability plans of the Company.


     4.   Term.  Notwithstanding anything herein to the contrary, Employee is an
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at-will employee of the Company and may be terminated at any time with or without Cause, as defined below. The applicable provisions of Sections 6, 7, and 8 shall remain in full force and effect for the time periods specified in such Sections notwithstanding the termination of this Agreement.

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     5.   Termination.
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          5.1    If Employee dies during the Term of this Agreement, this
Agreement will terminate. The Company will pay the estate of Employee an amount equal to three (3) months salary.

          5.2 For the purposes of this Agreement, a "Change in Control" of the Company shall mean and be deemed to have occurred if (a) there is a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) the Company shall sell or otherwise dispose of, in one transaction or a series of related transactions, assets aggregating more than 50% of the assets of the Company and its subsidiaries consolidated.

          5.3 For the purposes of this Agreement, "Constructive Dismissal" shall mean the resignation of the Employee as a result of any of the following actions by the Company:

          (i) any reduction in the annual salary of Employee (unless for Cause);

          (ii)   any requirement to relocate to another state or country; or

          (iii) any material reduction in the value of Employee's benefit plans and programs, as of the date hereof (unless for Cause).

          5.4 For purposes of this Agreement, "Cause" shall be defined as (i) an Employee's willful and continued failure to substantially perform his duties hereunder (other than or a result of a disability) or (ii) gross negligence, intentional misconduct or the commission of a felony by the Employee.

          5.5 If this Agreement is terminated by the Company for any reason other than the Employee's death, disability or for Cause, or there is a Constructive Dismissal, the Company will pay Employee a termination fee in lieu of any remaining salary hereunder or any severance benefit (other than pursuant to the Retention Plan approved by the United States Bankruptcy Court for the District of Delaware on December 19, 2000) equal to twelve month's salary at the rate then in effect (the "Termination Fee"). Fifty percent (50%) of the Termination Fee shall be made in a single lump sum within 15 business days after such termination. The remaining fifty percent (50%) of the Termination Fee shall be payable in twelve (12) equal monthly payments commencing 30 days after the date of termination, subject to mitigation on a dollar for dollar basis based upon salary paid from any new employment for the Employee at any time during such twelve (12) month period. Employee hereby agrees to immediately notify the Company of any new employment during such 12 month period. Notwithstanding anything to the contrary, if Employee becomes employed by the successor to the Company or substantially all of its assets as a result of a Change in Control, upon such Change in Control or immediately thereafter, with substantially similar duties and no reduction in base salary, and a Constructive Dismissal does not otherwise occur, the termination fee set forth herein shall not be payable.

     6.   Non-Interference.
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          6.1    For a period of twelve (12) months after the termination of this Agreement, Employee shall not (i) directly or indirectly cause or attempt to cause any employee of the Company of its affiliates to leave the employ of the Company or any affiliate, (ii) in any way interfere with the relationship between the Company and any employee or between an

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affiliate and any employee of the affiliate, or (iii) interfere or attempt to interfere with any transaction in which the Company or any of its affiliates was involved prior to termination.

          6.2 Employee agrees that, because of the nature and sensitivity of the information to which he will be privy and because of the nature and scope of the Company's business, the restrictions contained in this Section 6 are fair and reasonable.

     7.   Confidential Information.
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          7.1  The relationship between the Company and Employee is one of confidence and trust. This relationship and the rights granted and duties imposed by this Section shall continue until a date ten (10) years from the date Employee's employment is terminated.

          7.2 As used in this Agreement (i) "Confidential Information" means information disclosed to or acquired by Employee about the Company's plans, products, processes and services, including information relating to research, development, inventions, manufacturing, purchasing, accounting, engineering, marketing, merchandising, selling, pricing, tariffed or contractual terms, customer lists and prospect lists and other market information, with respect to any of the Company's business activities; and (ii) "Inventions" means any inventions, discoveries, concepts and ideas, whether patentable or not, including, without limitation, processes, methods, formulas, and techniques (as well as related improvements and knowledge) that are based on or related to Confidential Information, that pertain in any manner to the Company's technology, expertise or business and that are made or conceived by Employee, either solely or jointly with others, and while employed by the Company or within six (6) months thereafter, whether or not made or conceived during working hours or with the use of the Company's facilities, materials or personnel.

          7.3 Employee agrees that he shall at no time (before or after termination) disclose any Confidential Information to any person, firm or corporation to any extent or for any reason or purpose or use any Confidential Information for any purpose other than the conduct of the Company's business.

          7.4 Any Confidential Information that is directly or indirectly originated, developed or perfected to any degree by Employee during the term of his employment by the Company shall be and remain the sole property of the Company and shall be deemed trade secrets of the Company.

          7.5 Upon termination of Employee's employment pursuant to any of the provisions herein, Employee or his legal representative shall deliver to the Company all originals and all duplicates and/or copies of all documents, records, notebooks, and similar repositories of or containing Confidential Information then in his possession, whether prepared by him or not.

          7.6 Employee agrees that the covenants and agreements contained in this Section 7 are fair and reasonable and that no waiver or modification of this Section or any covenant or condition set forth herein shall be valid unless set forth in writing and duly executed by the parties hereto.

8.   Injunctive Relief.  Upon a material breach or threatened material breach by
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Employee of any of the provisions of Sections 6 or 7 of this Agreement, the
Company shall be entitled to an injunction restraining Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach, including recovery of damages from Employee.

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     9.   No Waiver.  A waiver by the Company of a breach of any provision of
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this Agreement by Employee shall not operate or be construed as a waiver of any subsequent or other breach by Employee.

     10.  Severability.  It is the desire and intent of the parties that the
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provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

     11.  Notices.  All communications, requests, consents and other notices
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provided for in this Agreement shall be in writing and shall be deemed given if delivered by hand or mailed by first class mail, postage prepaid, to the last known address of the recipient.

     12.  Governing Law.  This Agreement shall be governed by and construed and
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enforced in accordance with the laws of the State of Colorado.  The parties hereto irrevocably consent to the jurisdiction of the United States Bankruptcy Court for the District of Delaware with respect to any claims or actions arising hereunder or related hereto.

     13.  Amendments.  No provision of this Agreement shall be altered, amended,
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revoked or waived except by an instrument in writing, signed by each party to this Agreement.

     14.  Binding Effect.  Except as otherwise provided herein, this Agreement
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shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

     15.  Execution in Counterparts.  This Agreement may be executed in any
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number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16.  Entire Agreement and Waiver of Claims.  This Agreement sets forth the
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entire agreement and understanding of the parties and supersedes all prior understandings, agreements or representations by or between the parties, whether
written or oral, which relate in any way to the subject matter hereof.   By
accepting this agreement, Employee waives any claims arising under any prior employment agreements with the Company or the Company's corporate severance policy.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      /s/ John Colgan   3/5/01
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                                   John Colgan, Employee

                              ICG COMMUNICATIONS, INC.


                                   By:   /s/ Gayle Landis
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                                   Name: Gayle Landis
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                                   Title: SVP People Services
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